Exhibit 23.1

Certified Public Accountants & Business Consultants

Board of Directors
AmeriChip International Inc.
Detroit, MI

INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the incorporation of our audit report dated March 19, 2004, on the financial statements of AmeriChip International Inc. as of November 30, 2003 included in this Form 10-KSB, and into the Company's previously filed Form S-8 Registration Statements File No. 333-58972.

/s/ Williams and Webster, P.S.
Williams and Webster, P.S.
Spokane, Washington
March 21, 2004